Exhibit 99.1

DIGITAL ANGEL ACQUIRES GEISSLER TECHNOLOGIES

GEISSLER TECHNOLOGIES PROVIDES NEW PORTFOLIO OF TECHNOLOGIES TO ENHANCE
DIGITAL ANGEL’S ANIMAL RFID BUSINESS

FOUNDER RETURNS TO DIGITAL ANGEL TO SOLIDIFY COMPANY’S POSITION AS WORLD
LEADER IN FOOD SAFETY IDENTIFICATION SYSTEMS

ACQUISITION EXPANDS DIGITAL ANGEL’S CONTRACTUAL RELATIONSHIPS WITH LIVESTOCK MARKETS

SO. ST. PAUL, MN (January 15, 2008) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, announced today it has acquired Geissler Technologies Corporation, a leading developer of next-generation electronic identification and imaging technologies for animals. The acquisition of Geissler Technologies, which will be incorporated into Destron Fearing, Digital Angel’s existing animal applications business, brings back a founder of Destron Fearing, Randolph K. Geissler, who again will become the president of Digital Angel’s animal applications business. The board of directors of Digital Angel approved the transaction.

Joseph J. Grillo, Chief Executive Officer of Digital Angel, said: “Our acquisition of Geissler Technologies and its innovative portfolio of RFID technologies will benefit us greatly as we focus more broadly on our core business of global food safety. We believe that bringing a founder of Destron Fearing back to our company and the intellectual property and products of Geissler Technologies will further ensure that we realize our growth expectations. I’m delighted to work with Randy, who I have known as an RFID industry pioneer for over 10 years.”

“This acquisition not only brings new technologies to Digital Angel, but also brings solid contractual relationships with distributors that provide data systems support used to implement animal management programs in support of current and future food safety regulation needs. The technologies developed by Geissler include the g.TAG™, a low frequency RFID device used for animal traceability and the r.TAG™ high frequency long range anti-collision device used for extensive animal management,” continued Grillo. “These technologies quickly and completely expand our breadth of food safety animal data capturing connectivity.”

Geissler stated, “The combination of Destron Fearing’s history in commercial markets and Geissler Technologies’ technological innovation makes this a powerful partnership to address the ever-changing needs of our industry. I am, once again, proud to be part of Digital Angel and look forward to help it prosper as it reshapes its future in meeting the service needs of our customers.”

About Digital Angel
Digital Angel (www.DigitalAngel.com) is a leading provider of radio frequency identification (RFID) and global positioning system (GPS) technologies that enable the rapid and accurate identification, location tracking and condition monitoring of people, animals and high-value assets.  Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and RFID ear tags; and GPS search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel is the owner of a majority position in VeriChip Corporation (NASDAQ: CHIP).

This press release includes forward-looking statements, including but not limited to statements regarding the benefits of the transaction relating to the business of global food safety and expectations regarding the impact of the transaction on the Company’s growth. This information is also qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and its quarterly reports. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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Contact:	Digital Angel
Allison Tomek
(561) 805-8044
atomek@adsx.com

CEOcast
Dan Schustack
(212) 732-4300
dschustack@ceocast.com